Exhibit 99.1

Virtusa Announces Third Quarter Fiscal 2019 Consolidated Financial Results

•      Third quarter fiscal 2019 revenue of $314.7 million increased 3.0% sequentially and 19.3% year-over-year.

•      Third quarter fiscal 2019 GAAP diluted EPS of $0.37. Non-GAAP diluted EPS of $0.61.

•      Third quarter fiscal 2019 GAAP operating income of $19.3 million increased 41% year-over-year. Non-GAAP operating income of $32.7 million increased 26% year-over-year.

•      Third quarter fiscal 2019 operating cash flow of $36.5 million, representing 11.6% of revenue.

Southborough, MA — (February 7, 2019) Virtusa Corporation (NASDAQ GS: VRTU), a global provider of digital engineering and IT outsourcing services that accelerate business outcomes for its clients, today reported consolidated financial results for the third quarter fiscal 2019, ended December 31, 2018.

Third Quarter Fiscal 2019 Consolidated Financial Results

Revenue for the third quarter of fiscal 2019 was $314.7 million, an increase of 3.0% sequentially and 19.3% year-over-year.  On a constant currency basis, (1) third quarter revenue increased 3.3% sequentially and 20.1% year-over-year.

Virtusa reported GAAP income from operations of $19.3 million for the third quarter of fiscal 2019, compared to $14.0 million for the second quarter of fiscal 2019 and $13.7 million for the third quarter of fiscal 2018.

GAAP net income available to common shareholders for the third quarter of fiscal 2019 was $11.5 million, or $0.37 per diluted share, compared to GAAP net income of $0.4 million, or $0.01 per diluted share, for the second quarter of fiscal 2019, and GAAP net loss of ($11.1) million, or ($0.38) per diluted share, for the third quarter of fiscal 2018.

Non-GAAP Results*:

Non-GAAP income from operations was $32.7 million for the third quarter of fiscal 2019, compared with $29.0 million for the second quarter of fiscal 2019 and $26.0 million for the third quarter of fiscal 2018.

Non-GAAP net income was $20.7 million, or $0.61 per diluted share, for the third quarter of fiscal 2019, compared to $18.2 million, or $0.54 per diluted share, for the second quarter of fiscal 2019, and $15.7 million, or $0.47 per diluted share, for the third quarter of fiscal 2018.

*Please refer to the Non-GAAP Financial Information section of this press release for definitions of our Non-GAAP financial measures and reconciliations to the most comparable GAAP financial measures.

Balance Sheet and Cash Flow

The Company ended the third quarter of fiscal 2019 with $253.1 million of cash, cash equivalents and investments (2).  Cash provided by operating activities was $36.5 million for the third quarter of fiscal 2019.

Management Commentary

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “Our unique ability to enable deep digital transformation at some of the world’s largest enterprises continues to elevate our position as the digital engineering partner of choice. In addition, our investments in developing the best talent and expanding our digital solutions and capabilities are enabling us to remain a step ahead of emerging technologies and increase the value we deliver to our clients.  Our consistently solid financial results through the first three quarters of fiscal 2019 are a testament to our strategy and competitive advantage.”

Ranjan Kalia, Chief Financial Officer, said, “We delivered another quarter of strong financial results. Fiscal third quarter revenue and non-GAAP EPS were toward the high-end of our guidance and increased 19% and 30% year-over-year, respectively. Our strong earnings growth reflects continued progress against our margin expansion targets, with our non-GAAP operating margin reaching the double-digits in the fiscal third quarter. Our continued business momentum has allowed us to offset significant FX headwinds throughout the year and has enabled us to again reaffirm the midpoint of our fiscal 2019 revenue guidance while raising the midpoint of our EPS guidance.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•      Fourth quarter fiscal 2019 revenue is expected to be in the range of $326 to $334 million. GAAP diluted EPS is expected to be in the range of $0.24 to $0.28. Non-GAAP diluted EPS is expected to be in the range of $0.59 to $0.65.

•      Fiscal year 2019 revenue is expected to be in the range of $1,246 to $1,254 million. GAAP diluted EPS is expected to be in the range of $0.39 to $0.43. Non-GAAP diluted EPS is expected to be in the range of $2.25 to $2.31.

In accordance with US GAAP, Virtusa applies the if-converted method to its convertible preferred shares when reporting its fiscal year 2019 results. The if-converted method is used to calculate the share impact of convertible securities.  Under this method, only when the convertible securities are considered dilutive are they then included in the computation of weighted average shares outstanding in reported results and full year guidance.

•      Third quarter GAAP and non-GAAP EPS were calculated by excluding the impact of dividends and accretion on the convertible preferred shares from net income available to common stockholders and including the impact of the convertible preferred shares in the weighted average shares outstanding as these shares were dilutive on both a GAAP and non-GAAP basis.

•      GAAP EPS guidance was calculated under the assumption that these convertible preferred shares will be anti-dilutive in fourth quarter and full fiscal year 2019. Thus in determining fourth quarter and full fiscal year 2019 GAAP EPS guidance, dividends and accretion on the convertible preferred shares are deducted from net income available to common stockholders and the convertible preferred shares have been excluded from weighted average shares outstanding.

•      Non-GAAP EPS guidance was calculated under the assumption that these convertible preferred shares will be dilutive in the fourth quarter and full fiscal year 2019. Thus, in determining fourth quarter and full fiscal year 2019 non-GAAP EPS guidance, dividends and accretion on the convertible preferred shares are excluded from net income available to common stockholders and the impact of the convertible preferred shares are included in the weighted average shares outstanding.

The Company’s fourth quarter and fiscal year 2019 diluted GAAP EPS estimates are based on average share counts of approximately 30.9 million and 30.7 million, respectively (assuming no further exercises of stock-based awards). The Company’s fourth quarter and fiscal year 2019 diluted Non-GAAP EPS estimates are based on average share counts of approximately 33.9 million and 33.7 million, respectively (assuming no further exercises of stock-based awards). GAAP and Non-GAAP average share counts assume a stock price of $48.62, which was derived from the average closing price of the Company’s stock over the five trading days ended on February 4, 2019.  Deviations from this stock price may cause actual diluted EPS to vary based on share dilution from Virtusa’s stock options.

Conference Call and Webcast

Virtusa will host a conference call today, February 7, 2019 at 5:00 p.m. Eastern Time to discuss the Company’s third quarter fiscal 2019 financial results, current financial guidance, and other corporate developments. To access this call, please dial 877-317-6789 (domestic) or 412-317-6789 (international). A replay of this conference call will be available through February 14, 2019 at 877-344-7529 (domestic) or 412-317-0088 (international).  The replay passcode is 10128278.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa Corporation (NASDAQ GS: VRTU) is a global provider of Digital Business Transformation, Digital Engineering, and Information Technology (IT) outsourcing services that accelerate our clients’ journey to their Digital Future. Virtusa serves Global 2000 companies in Banking, Financial Services, Insurance, Healthcare, Telecommunications, Media, Entertainment, Travel, Manufacturing, and Technology industries.

Using a combination of digital strategy, digital engineering, business implementation, and IT platform modernization services, Virtusa helps clients execute successful end-to-end digital business transformation initiatives.

Virtusa engages its clients to re-imagine their business models and develop strategies to defend and grow their business by introducing innovative products and services, developing distinctive digital consumer experiences, creating operational efficiency using digital labor, developing operational and IT platforms for the future, and rationalizing and modernizing their existing IT applications infrastructure. As a result, its clients are simultaneously able to drive business growth through digital-first customer experiences, while also consolidating and modernizing their IT application infrastructure to support digital business transformation.

Holding a proven record of success across industries, Virtusa readily understands its clients’ business challenges and uses its domain expertise to deliver innovative applications of technology to address its clients’ critical business challenges. Examples include building the world’s largest property & casualty claims modernization program; one of the largest corporate customer portals for a premier global bank; an order to cash implementation for a multinational telecommunications provider; and digital transformation initiatives for media and banking companies.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2019 Virtusa Corporation.  All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation.  All other company and brand names may be trademarks or service marks of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by Regulation G by the Securities and Exchange Commission. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with Virtusa’s financial statements prepared in accordance with GAAP.

Virtusa believes the following financial measures will provide additional insights to measure the operational performance of the business.

•      Virtusa presents constant currency revenue growth rates to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote 1).

•      Virtusa presents a reconciliation of its cash and cash equivalents to total cash, cash equivalents, short term and long term investments which Virtusa believes provides insight into its cash position and overall liquidity (see footnote 2).

•      Virtusa also presents the following consolidated statements of income (loss) measures that exclude, when applicable, stock-based compensation expense, acquisition related charges, restructuring charges, foreign currency transaction gains and losses, impairment of investments, non-recurring third party financing costs, the tax impact of dividends received from foreign subsidiaries, the initial impact of our election to treat certain subsidiaries as disregarded entities for US tax purposes, and the impact from the U.S. government enacted comprehensive tax legislation (“Tax Act”) to provide further insights into the comparison of Virtusa’s operating results among the periods:

•      Non-GAAP income from operations: income from operations, as reported on Virtusa’s consolidated statements of income (loss), excluding stock-based compensation expense, acquisition related charges and restructuring charges.

•      Non-GAAP operating margin: non-GAAP income from operations as a percentage of reported revenues.

•      Non-GAAP net income available to Virtusa common stockholders: net income (loss) available to Virtusa common stockholders, as reported on our consolidated statements of income (loss), excluding stock-based compensation, acquisition related charges, restructuring charges, foreign currency transaction gains and losses, impairment of investments, non-recurring third party financing costs, the tax impact of the above items, the initial impact of our election to treat certain subsidiaries as disregarded entities for US tax purposes, the tax impact of dividends received from foreign subsidiaries, and the impact from the Tax Act.

•      Non-GAAP diluted earnings per share: diluted earnings (loss) per share, as reported on Virtusa’s consolidated statements of income (loss) available to Virtusa common stockholders, excluding stock-based compensation, acquisition related charges, restructuring charges, foreign currency transaction gains and losses, impairment of investments, non-recurring third party financing costs, the tax impact of the above items, the initial impact of our election to treat certain subsidiaries as disregarded entities for US tax purposes, the tax impact of dividends received from foreign subsidiaries, and the impact from the Tax Act. Non-GAAP diluted earnings per share is also subject to dilutive and anti-dilutive requirements of the if-converted method related to our Series A Convertible Preferred Stock that could result in a difference between GAAP to non-GAAP diluted weighted average shares outstanding.

The following table presents a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the three and nine months ended December 31:

	(in thousands, except per share amounts)
	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
GAAP income from operations	$19,285	$13,663	$47,228	$30,012
Add: Stock-based compensation expense	7,042	9,118	24,104	20,048
Add: Acquisition-related charges and restructuring charges(a)	6,378	3,227	17,872	9,087
Non-GAAP income from operations	$32,705	$26,008	$89,204	$59,147

GAAP operating margin	6.1%	5.2%	5.1%	4.1%
Effect of above adjustments to income from operations	4.3%	4.7%	4.6%	3.9%
Non-GAAP operating margin	10.4%	9.9%	9.7%	8.0%

GAAP net income (loss) available to Virtusa common stockholders	$11,489	$(11,142)	$4,523	$(4,504)
Add: Stock-based compensation expense	7,042	9,118	24,104	20,048
Add: Acquisition-related charges and restructuring charges(a)	6,852	3,227	19,279	9,087
Add: Impairment of investment (i)	885	—	885	—
Add: Foreign currency transaction (gains) losses, net(b)	(8,319)	(2,576)	11,794	(1,019)
Add: Impact from Tax Act(h)	(1,628)	19,815	(1,628)	19,815
Tax adjustments (c)	3,370	(3,210)	(6,573)	(9,798)
Noncontrolling interest, net of taxes (d)	(103)	(647)	76	(1,326)
Non-GAAP net income available to Virtusa common stockholders	$19,588	$14,585	$52,460	$32,303

GAAP diluted earnings (loss) per share (f)	$0.37	$(0.38)	$0.15	$(0.15)
Effect of stock-based compensation expense (g)	0.21	0.28	0.72	0.63
Effect of acquisition-related charges and restructuring charges(a) (g)	0.20	0.10	0.57	0.28
Effect of impairment of investment (i)	0.03	—	0.03	—
Effect of foreign currency transaction (gains) losses(b) (g)	(0.25)	(0.08)	0.35	(0.03)
Effect of tax impact from Tax Act (g) (h)	(0.05)	0.60	(0.05)	0.62
Effect of tax adjustments (c) (g)	0.10	(0.10)	(0.20)	(0.31)
Effect of noncontrolling interest (d) (g)	—	(0.02)	—	(0.04)
Effect on dividend on Series A Convertible Preferred Stock (f) (g)	—	0.03	0.10	0.07
Effect of change in dilutive shares for non-GAAP (f)	—	0.04	(0.01)	0.01
Non-GAAP diluted earnings per share (e) (g)	$0.61	$0.47	$1.66	$1.08

(a) Acquisition-related charges include, when applicable, amortization of purchased intangibles, external deal costs, transaction-related professional fees, acquisition-related retention bonuses, changes in the fair value of contingent consideration liabilities, accreted interest related to deferred acquisition payments, charges for impairment of acquired intangible assets and other acquisition-related costs including integration expenses consisting of outside professional and consulting services and direct and incremental travel costs.  Restructuring charges, when applicable, include termination benefits, as well as certain professional fees related to the restructuring. The following table provides the details of the acquisition-related charges and restructuring charges:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Amortization of intangible assets	$2,860	$2,568	$8,629	$7,671
Acquisition & integration costs	$3,518	$431	$9,243	$431
Restructuring charges	$—	$228	$—	$985
Acquisition-related charges included in costs of revenue and operating expense	$6,378	$3,227	$17,872	$9,087
Accreted interest related to deferred acquisition payments	$474	$—	$1,407	$—
Total acquisition-related charges and restructuring charges	$6,852	$3,227	$19,279	$9,087

(b) Foreign currency transaction gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.

(c) Tax adjustments reflect the tax effect of the non-GAAP adjustments using the tax rates at which these adjustments are expected to be realized for the respective periods, excluding the initial impact of our election to treat certain subsidiaries as disregarded entities for U.S. tax purposes. Tax adjustments also assumes application of foreign tax credit benefits in the United States.

(d) Noncontrolling interest represents the minority shareholders interest of Polaris.

(e) Non-GAAP diluted earnings per share is subject to rounding.

(f)  During the three months ended December 31, 2018, the weighted average shares outstanding of Series A Convertible Preferred Stock of 3,000,000 were included in the calculations of GAAP diluted earnings per share as their effect would have been dilutive using the if-converted method.During the nine months ended December 31, 2018, the weighted average shares outstanding of Series A Convertible Preferred Stock of 3,000,000 were excluded from the calculations of GAAP diluted earnings per share as their effect would have been anti-dilutive using the if-converted method.

During the three and nine months ended December 31, 2017, the weighted average shares outstanding of Series A Convertible Preferred Stock of 3,000,000 and 2,637,363, respectively, were excluded from the calculations of GAAP diluted earnings per share as their effect would have been anti-dilutive using the if-converted method.

The following table provides the non-GAAP net income available to Virtusa common stockholders and non-GAAP dilutive weighted average shares outstanding using if-converted method to calculate the non-GAAP diluted earnings per share for the three and nine months ended December 31, 2018 and 2017:

		Three Months Ended December 31,		Nine Months Ended December 31,
		2018	2017	2018	2017
Non-GAAP net income available to Virtusa common stockholders		$19,588	$14,585	$52,460	$32,303
Add:	Dividends and accretion on Series A Convertible Preferred Stock	$1,087	$1,087	$3,262	$2,175
Non-GAAP net income available to Virtusa common stockholders and assumed conversion		$20,675	$15,672	$55,722	$34,478

GAAP dilutive weighted average shares outstanding		33,661,728	29,295,730	30,598,114	29,387,977
Add:	Dilutive effect of employee stock options and unvested restricted stock awards and restricted stock units	—	709,961	—	637,830
Add:	Series A Convertible Preferred Stock as converted	—	3,000,000	3,000,000	2,000,000
Non-GAAP dilutive weighted average shares outstanding		33,661,728	33,005,691	33,598,114	32,025,807

(g) To the extent the Series A Convertible Preferred Stock is dilutive using the if-converted method, the Series A Convertible Preferred Stock is included in the weighted average shares outstanding to determine non-GAAP diluted earnings per share.

(h) Impact from the U.S. government enacted comprehensive tax legislation (“Tax Act”)

(i)  Other-than-temporary impairment of a available-for-sale securities recognized in earnings

Footnotes

(1) To determine sequential revenue change in constant currency for the Company’s third quarter of fiscal 2019, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the three months ended September 30, 2018, rather than the actual exchange rate in effect for the three months ended December 31, 2018.  To determine year-over-year revenue change in constant currency for the Company’s third quarter of fiscal 2019, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the three months ended December 31, 2017, rather than the actual exchange rate in effect for the three months ended December 31, 2018. The average exchange rates for the three months ended December 31, 2017, September 30, 2018, and December 31, 2018 are presented in the following table:

	Average U.S. Dollar Exchange Rate
	For the Three Months Ended
	December 31, 2017	September 30, 2018	December 31, 2018
GBP	1.33	1.30	1.28
Euro	1.18	1.16	1.14
SEK	0.12	0.11	0.11

(2) The Company considers the total measure of cash, cash equivalents, short-term and long-term investments to be an important indicator of the Company’s overall liquidity. All of the Company’s investments are classified as either equity or available-for-sale securities, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

(3) Earnings per share amounts for each quarter may not necessarily total to the yearly earnings per share due to the weighting of shares outstanding on a quarterly and year to date basis.

(4) On March 3, 2016 Virtusa acquired a majority interest in Polaris. In accordance with US GAAP, Polaris financial results for the quarter ending December 31, 2018 and assets and liabilities as of that date have been consolidated in full into Virtusa’s financial statements.  Net assets attributable to ownership in Polaris by minority shareholders (Non-controlling Interest) in our Consolidated Balance Sheets was $24.9 million at December 31, 2018. Profit attributable to minority shareholders (Non-controlling Interest) in the Consolidated Statements of Income was $0.2 million on a GAAP basis and $0.3 million on a non-GAAP basis for the quarter ending December 31, 2018.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “see,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, and our growth rate, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar, the U.K pound sterling, the Swedish krona, and the euro; the international nature of our business; restrictions on immigration or changes in immigration laws; inability of Virtusa to service the debt incurred by Virtusa to acquire Polaris and the delisting process or to maintain compliance with certain financial covenants under the loan facility; Virtusa’s ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with, acquired businesses,; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from previous acquisitions; the inability to pay cash dividends on the convertible preferred stock in connection with the Orogen convertible preferred stock financing, thus increasing the dilutive impact of the financing; the inability of Virtusa to redeem the convertible preferred stock at maturity, if there has been no conversion event prior to maturity; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa’s senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; and the volatility of the market price of Virtusa’s common stock. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2018	March 31, 2018
Assets:
Cash and cash equivalents	$210,579	$194,897
Short-term investments	41,641	45,900
Accounts receivable, net	153,467	151,455
Unbilled accounts receivable	94,111	103,829
Prepaid expenses	39,522	31,724
Restricted cash	413	301
Other current assets	26,978	21,229
Total current assets	566,711	549,335

Property and equipment, net	124,917	121,565
Investments accounted for using equity method	1,455	1,588
Long-term investments	862	4,140
Deferred income taxes	24,220	31,528
Goodwill	281,353	297,251
Intangible assets, net	92,326	96,001
Other long-term assets	22,201	11,772
Total assets	$1,114,045	$1,113,180

Liabilities, Series A convertible preferred stock, redeemable noncontrolling interest and stockholders’ equity:
Accounts payable	$40,195	$29,541
Accrued employee compensation and benefits	59,922	71,500
Deferred revenue	6,120	7,908
Accrued expenses and other	121,083	91,306
Current portion of long-term debt	11,407	11,407
Income taxes payable	2,109	5,038
Total current liabilities	240,836	216,700
Deferred income taxes	18,326	21,341
Long-term debt, less current portion	311,672	288,227
Long-term liabilities	30,353	43,833
Total liabilities	601,187	570,101

Series A convertible preferred stock	107,120	106,996
Redeemable noncontrolling interest	24,924	—

Stockholders’ equity	380,814	418,623
Noncontrolling interest	—	17,460
Stockholders’ equity	380,814	436,083
Total liabilities, Series A convertible preferred stock, redeemable noncontrolling interest and stockholders’ equity	$1,114,045	$1,113,180

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income (Loss)

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenue	$314,681	$263,809	$920,232	$739,328
Costs of revenue	221,461	183,420	654,288	528,103
Gross profit	93,220	80,389	265,944	211,225
Total operating expenses	73,935	66,726	218,716	181,213

Income from operations	19,285	13,663	47,228	30,012

Other income (expense):
Interest income	634	1,080	1,988	3,012
Interest expense	(4,597)	(1,305)	(13,365)	(4,376)
Foreign currency transaction gains (losses), net	8,319	2,576	(11,794)	1,019
Other, net	(444)	492	998	1,376
Total other income (expense)	3,912	2,843	(22,173)	1,031

Income before income tax expense	23,197	16,506	25,055	31,043
Income tax expense	10,400	24,427	15,863	26,725
Net income (loss)	12,797	(7,921)	9,192	4,318
Less: net income attributable to noncontrolling interests, net of tax	221	2,134	1,407	5,947
Net income (loss) available to Virtusa stockholders	12,576	$(10,055)	$7,785	$(1,629)
Less: Series A convertible preferred stock dividends and accretion	1,087	1,087	3,262	2,875
Net income (loss) available to Virtusa common stockholders	11,489	$(11,142)	4,523	$(4,504)

Basic earnings (loss) per share available to Virtusa common stockholders	$0.38	$(0.38)	$0.15	$(0.15)
Diluted earnings (loss) per share available to Virtusa common stockholders	$0.37	$(0.38)	$0.15	$(0.15)
Weighted average number of common shares outstanding:
Basic	29,893,220	29,295,730	29,764,507	29,387,977
Diluted	33,661,728	29,295,730	30,598,114	29,387,977

Virtusa Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Nine Months Ended
	December 31,
	2018	2017
Cash flows from operating activities:
Net income	$9,192	$4,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,696	20,711
Share-based compensation expense	24,104	20,048
Provision (recovery) for doubtful accounts	(549)	1,025
Gain on disposal of property and equipment	(115)	(40)
Impairment of investment	885	—
Foreign currency transaction losses (gains), net	11,794	(1,019)
Amortization of discounts and premiums on investments	84	258
Amortization of debt issuance cost	819	847
Deferred income taxes, net	(6,225)	5,219
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	4,780	(6,754)
Prepaid expenses and other current assets	(7,729)	(3,860)
Other long-term assets	(11,702)	(2,760)
Accounts payable	12,014	(352)
Accrued employee compensation and benefits	(9,041)	2,167
Accrued expenses and other current liabilities	13,135	6,855
Income taxes payable	2,975	(4,300)
Other long-term liabilities	3,705	11,818
Net cash provided by operating activities	69,822	54,181
Cash flows from investing activities:
Proceeds from sale of property and equipment	568	217
Purchase of short-term investments	(84,185)	(88,033)
Proceeds from sale or maturity of short-term investments	88,204	118,614
Purchase of long-term investments	—	(16,772)
Proceeds from sale or maturity of long-term investments	—	1,606
Business acquisition, net of cash acquired	(1,919)	(600)
Purchase of property and equipment	(24,715)	(11,242)
Net cash (used in) provided by investing activities	(22,047)	3,790
Cash flows from financing activities:
Proceeds from exercise of common stock options	428	3,351
Proceeds from exercise of subsidiary stock options	531	636
Proceeds from revolving credit facility	32,000	25,000
Payment of debt	(9,375)	(81,000)
Payment of other noncontrolling interest	(373)	—
Payments of withholding taxes related to net share settlements of restricted stock	(7,828)	(2,753)
Series A convertible preferred stock proceeds, net of issuance costs of $1,154	—	106,846
Repurchase of common stock	—	(30,000)
Principal payments on capital lease obligation	(65)	(161)
Payment of contingent consideration related to acquisition	(100)	—
Payment of redeemable noncontrolling interest	(30,387)	—
Payment of dividend on Series A convertible preferred stock	(3,138)	(2,081)
Net cash (used in) provided by financing activities	(18,307)	19,838
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13,530)	4,123
Net increase in cash, cash equivalents and restricted cash	15,938	81,932
Cash, cash equivalents and restricted cash, beginning of period	195,236	145,086
Cash, cash equivalents and restricted cash, end of period	$211,174	$227,018

Supplemental Non-GAAP Financial Information as of December 31, 2018 and 2017:

Reconciliation from cash, cash equivalents and restricted cash to total cash and cash equivalents, short-term investments and long-term investments:

Cash, cash equivalents and restricted cash, end of period	$211,174	$227,018
Less : Restricted cash	(595)	(300)
Total Cash and cash equivalents end of period	210,579	226,718

Short-term investments	41,641	66,539
Long-term investments	862	10,676
Total short-term and long-term investments, end of period	42,503	77,215

Total cash and cash equivalents, short-term and long-term investments	$253,082	303,933

Virtusa Corporation and Subsidiaries

Reconciliation of Non-GAAP Guidance**

	Three months ending		Fiscal Year ending
	March 31, 2019		March 31, 2019
	Low	High	Low	High

GAAP diluted earnings per share	$0.24	$0.28	$0.39	$0.43

Effect of stock-based compensation expense	0.15	0.15	0.87	0.87
Effect of acquisition-related charges and restructuring charges	0.18	0.18	0.78	0.78
Effect of foreign currency transaction (gains) losses	0.00	0.00	0.35	0.35
Effect of change in dilutive shares for non-GAAP	(0.02)	(0.02)	(0.04)	(0.04)
Effect of tax impact from Tax Act	0.00	0.00	0.00	0.00
Effect of tax adjustments	0.01	0.02	(0.24)	(0.22)
Effect of noncontrolling interest	(0.00)	(0.00)	0.00	0.00
Effect on dividend on Series A Convertible Preferred Stock	0.03	0.03	0.13	0.13
Non-GAAP diluted earnings per share#	$0.59	$0.65	$2.25	$2.31

Weighted average diluted shares outstanding
- GAAP	30.9	30.9	30.7	30.7
- Non-GAAP	33.9	33.9	33.7	33.7

** EPS impact is subject to rounding

# To the extent the Series A Convertible Preferred Stock is dilutive using the if-converted method, the Series A Convertible Preferred Stock is included in the weighted average shares outstanding to determine non-GAAP diluted earnings per share for each of the non-GAAP adjustments

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Greenough

Amy Legere, (617) 275-6517

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Investor Contact:

ICR

William Maina, 646-277-1236

william.maina@icrinc.com